Exhibit 99

Investor Contact: Larry P. Kromidas
(618) 258-3206
lpkromidas@olin.com

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares 330TH Consecutive Quarterly Dividend

CLAYTON, MO, April 23, 2009 – Today, Olin Corporation’s (NYSE: OLN) Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock.  The dividend is payable on June 10, 2009 to shareholders of record at the close of business on May 11, 2009.  This marks the company’s 330th consecutive quarterly dividend.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

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